UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 2, 2005


                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054


DELAWARE                                                     88-0219860

(State or other jurisdiction of                              (IRS Employer
Incorporation or organization)                               Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700

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ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

     On June 1, 2005, James B. Mattly was elected to serve as a director of Synagro Technologies, Inc. (the "Company"). Mr. Mattly will serve on the Audit and Nominating and Corporate Governance Committees of the board of directors.

     Effective June 2, 2005, Thomas M. Urban, 48, was named Vice President-Chief Accounting Officer and Corporate Controller of the Company. Mr. Urban is a Certified Public Accountant and was previously the Corporate Controller/Chief Accounting Officer of Gundle/SLT Environmental, Inc., a $300 million environmental services company that manufacturers and installs liners for the waste industry for seven and one half years. He has ten years of experience in the environmental industry, in addition to ten years in public accounting including several years at Ernst & Young.

     The Company issued a press release regarding these appointments on June 2, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Exhibits

(c)  Exhibits

     99.1 Press release dated June 2, 2005, issued by the Company announcing that James B. Mattly has been elected to the Board of Directors and Thomas M. Urban has joined Synagro as its Vice President-Chief Accounting Officer and Corporate Controller.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: June 2, 2005

                                       SYNAGRO TECHNOLOGIES, INC.

                                       By:         /s/ J. PAUL WITHROW
                                           -------------------------------------
                                            (Senior Executive Vice President &
                                           Chief Financial Officer and Director)

                                  EXHIBIT INDEX


   99.1 Press release dated June 2, 2005, issued by the Company announcing that James B. Mattly has been elected to the Board of Directors and Thomas M. Urban has joined Synagro as its Vice President-Chief Accounting Officer and Corporate Controller.